Exhibit 99.1

Hampshire Group CEO discusses 2013 developments, outlook for 2014

New York, NY, December 20, 2013 -- Hampshire Group, Limited (OTC Markets: HAMP) today issued a letter to shareholders from its chief executive officer.

Shareholders,

2013 was a transitional year that positions Hampshire Group for improvement in profitability in 2014 and beyond. Several developments we've disclosed and discussed, while others have been behind-the-scenes and not apparent in our financial performance. I summarize some of the achievements, as well as disappointments, and preview changes and opportunities foreseen for 2014, 2015, and beyond.

2013 Disappointments

Our biggest operating disappointment stemmed from a challenging climate facing our largest retail customers. Several retail customers of both our Hampshire Brands and Rio Garment divisions reduced purchases resulting from their own sales declines and strategic changes. We suffered a major shortfall, representing 10% of company sales, in our private-label t-shirt business within Rio Garment. Additionally, the Hampshire Brands division forecast strong growth outside of our core product in both private label sales and licensed product sales which did not materialize. These sales at Hampshire Brands were expected to account for 20% of the company’s 2013 planned revenue. The company entered 2013 with a cost structure in the Brands division to support this growth and was only able to begin reducing the corresponding fixed costs during the summer when it became apparent these sales were not going to materialize. Given the operating leverage inherent in our fixed-cost business model, sales declines pressured gross margins and selling, general and administrative (SG&A) expenses and stifled our ability to return to positive cash flow and profitability.

Beyond our external shortfalls in 2013, we worsened our own cause via inexcusable operating mistakes at our Rio Garment manufacturing plant in Honduras. These production and logistics mishaps should not have occurred. We have changed management and oversight to ensure that this does not reoccur. These mishaps accounted for $1 million of unanticipated costs in 2013 which will not reoccur in 2014.

Finally, as previously disclosed, we were disappointed to lose most of our valuable net operating losses (tax shields) stemming from the prior board and senior management's decisions relating to the tax consequences of stock trading after the August 2011 Rio Garment acquisition.

2013 Achievements

Although 2013 had many disappointments, Hampshire Group made major strides toward achieving operating profitability and positive cash flow which will become more evident in the 2014 financial results and beyond. Throughout 2013, management focused on re-balancing the product portfolio, improving sourcing and manufacturing in Hampshire Brands, as well as addressing and improving non-productive assets. The resulting operating platform can manage both a larger volume of sales at our two divisions as well as a larger portfolio of brands.

Mid-year, we divested Scott James, a men’s label that never achieved sufficient scale to reach profitability. The sale ended our company's recurring losses with the brand. As part of this transaction, we retained rights to certain aspects of the brand and may seek to develop those areas in the future. 2013’s results include approximately $2M of losses from Scott James.

Our greatest operating achievement in 2013 was the successful introduction of our Dockers Men's shirts and sweaters along with the overhaul of our contract-manufacturing and sourcing for our Dockers license. Dockers has achieved widespread acclaim at retail, with public recognition from Levi Strauss & Co., the brand's owner, as well as with major store operators selling the brand.

As we've discussed, our 2013 sourcing and manufacturing pre-existed when new management entered, so there was little ability to influence this year's sales or gross margins in Men's Brands. New sourcing arrangements made during 2013 support sizable gross margin improvements in 2014 and beyond in this division representing half our company's sales. We expect 6-8 percentage points of ultimate incremental gross margin improvement in Men's Brands stemming from completed 2013 sourcing initiatives.

Though our Rio Garment division's sales declined, we remained a vital supplier to our major customers. Recognizing the need to broaden our customer base, we established within Rio Garment a new product-development team that is advancing with new prospective customers, several of which have placed test orders for 2013-2014. Tests with seven major retailers represent the largest new customer opportunity in Rio Garment's history. Sales cycles, including testing, can be lengthy in this business but the level of customer activity is cause for optimism.

We addressed excess office space under our long-term lease. We won major litigation against our landlord for breach of contract, and aggressive marketing should produce new tenants for 2-3 of our 5 floors, representing our excess office space, in 2014.

During the third quarter, the company replaced its long-standing credit facility with a new lender, Salus Capital, providing improved terms for our existing businesses as well as the ability to accommodate acquisitions. We expect to have, on average, $10 million of excess borrowing capacity for most of 2014 (subject to potential working capital changes associated with any acquisitions).

Throughout 2013, senior management eliminated fixed costs and tightened variable expenses. The company reduced (and did not replace) personnel in its New York, South Carolina, and Honduran operations, procured new, cheaper, more efficient technology systems, and cut operating expenses in every area of the firm.
Additionally, we are evaluating plans to overhaul our accounting and enterprise resource planning (ERP) systems with the goal to replace our legacy systems in 2014 with more efficient systems that will further reduce costs, the benefits of which will take hold in 2015 and beyond.

We devoted time and resources pursuing acquisitions of brands, cognizant of the advantages accruing to ownership and management of proprietary product. Given the nature of deals, it's impossible to predict the timing of consummation of any transaction, but we expect Hampshire to acquire brands in 2014.

Finally, 2013 witnessed the overhaul of management, with a new CEO and CFO, senior management in operations, sales, and design, and a reconstituted (and shrunken) board of directors.

Future Expectations

We expect to see partial impact from our 2013 changes commencing with fourth-quarter 2013 results, which will show a sizable year-over-year reduction in SG&A expenses and a significantly lower run rate of SG&A as we exit the year. We anticipate reduction in SG&A in each quarter of 2014 compared with the prior-year quarter.

During 2014, we expect to see operating improvement. Investors should expect increase in gross margin at Men's Brands stemming from new sourcing arrangements. We expect to recapture lost gross margin at Rio Garment, and should see sustained gross margin growth throughout 2015. More than half our expected gross margin gains from new sourcing should occur in 2014 with the balance in 2015.

We budget a continued difficult 2014 sales environment, with further decline at Men's Brands stemming from the drop in one small license partially offset by sustained growth in Dockers sales. Rio Garment also should see a sales decline in 2014, with a rebound anticipated for 2015 as 2013-2014 customer tests materialize into orders.

Summary

The long cycles of the apparel industry inhibited our ability to influence 2013 sales, gross margin, or profitability, and we expect to report another year of losses and poor results. We expect 2013 adjusted EBITDA losses from operations of $7-8 million, which includes approximately $2 million of Scott James-related losses (We use EBITDA, or earnings before interest, taxes, depreciation, and amortization, as an internal measurement of performance because depreciation and amortization are largely non-cash. We have annual depreciation and amortization of $4 million v. mandatory capital expenditures of less than $1 million). Reported 2013 results will include several one-time or non-recurring losses and gains such as our legal lease victory and divestiture of Scott James, as well as possible further charges associated with our New York office space.

2013 highlighted the difficulty of managing a business facing declining sales and the importance of stabilizing operations. Sales pressure from our largest customers reinforced the importance of reducing SG&A, attacking costs, and scrutinizing every expense. The ultimate payoff to shareholders will come not solely from cost-cutting that returns Hampshire to modest profitability, but from growing sales to existing and new retail customers and from owning and managing a stable of proprietary brands.

In 2014, Hampshire Group expects to produce positive cash flow and EBITDA. The health of the economy, strength or weakness at retail, cotton prices, and our management and execution all affect our results, but we expect at least $7-8 million in adjusted EBITDA improvement in 2014 v. 2013, sufficient to return the company to positive cash flow.

Our company starts the year with two divisions expected to be healthy and profitable in 2014. Men's Brands and Rio Garment add value to consumers and have opportunity to grow, both with existing retail customers and new retailers sampling and testing our licensing and manufacturing strengths. New information systems which began installation at the end of 2013 have met expectations, and along with a smaller corporate expense structure, position the company for margin expansion and continued growth in cash flow and profitability.

We are evaluating several acquisitions and joint ventures and are in the process of negotiating two acquisitions, each of which would bring brands into our fold. Acquisitions are uncertain by nature. We are optimistic that we will consummate these transactions but are planning our 2014 budget assuming no incremental benefit or expense from potential acquisitions.

I'm confident 2014 will demonstrate the kind of results investors and the board of directors expected when they appointed me CEO in 2013. The past year has been a period of challenge and opportunity. We will improve gross margins and reduce expenses in 2014. The success of our Men's Brands design and sales should produce growth in our license's sales in 2014, and I expect customer acceptance from Rio Garment's product development efforts in the form of orders awarded during 2014 for sales commencing with the spring 2015 season. At least one of the retailers testing Rio Garment's capability could evolve into a customer representing 10% of our firm's sales.

Newfound stability in our Men's Brands and Rio Garment divisions should provide 2014 cash flow and future earnings serving as a platform for growth via acquisition. We expect to acquire branded product during 2014 that strengthens our ability to influence and control our own destiny and lever our existing operations, resources, and management.

Paul Buxbaum, Chief Executive Officer

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiaries, Hampshire Brands, Inc. and Rio Garment S.A. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers. The Company operates a Honduras-based apparel manufacturer, designing, sourcing and manufacturing knit tops for men, women and children.

Non-GAAP Financial Measures

The Company believes that supplementing its financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP'') with certain non-GAAP financial measures, as defined by the Securities and Exchange Commission (“SEC”), provides a more comprehensive understanding of the Company’s results of operations. Such measures include adjusted EBITDA and should not be considered an alternative to GAAP financial measures, but instead should be read in conjunction with the GAAP financial measures.

We define adjusted EBITDA as net income plus net interest expense, income tax expense, depreciation and amortization, restructuring and other non-cash charges. With respect to our expectations concerning adjusted EBITDA in 2013 and 2014 above, reconciliation of adjusted EBITDA expectations to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the nature of the estimates we provide for 2013 and 2014. We expect the variability of the above estimates to have a significant, and potentially unpredictable impact on our future GAAP financial results. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K for the year ended December 31, 2012, and its Form 10-Q for the quarter ended September 28, 2013, and other SEC filings, which advise interested parties of certain factors that affect the Company’s business.

Forward-Looking Statements

This letter contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K for the year ended December 31, 2012, and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business.

CONTACTS

Investors:

Benjamin C. Yogel

Lead Director, Hampshire Group

byogel@mrccapital.com

(212) 561-1255